Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Greenland Technologies Holdings Corporation on Form S-3, of our report dated February 27, 2019, with respect to our audit of the financial statements of Greenland Acquisition Corporation as of November 30, 2018 and for the period from December 28, 2017 (inception) through November 30, 2018 appearing in the Annual Report on Form 10-K of Greenland Acquisition Corporation for the period from December 28, 2017 (inception) through November 30, 2018. We were dismissed as auditors on January 6, 2020 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

March 20, 2020